News Release

Virtus Investment Partners Announces Financial Results for the First Quarter 2017

▪	EPS of $1.62; EPS, As Adjusted, of $1.16

▪	Total Sales of $3.3B; Positive Net Flows of $0.5B; AUM of $48.0B

Hartford, CT, April 28, 2017 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended March 31, 2017.

Financial Highlights (Unaudited)
(Dollars in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	3/31/2017	3/31/2016	Change	12/31/2016	Change

U.S. GAAP Financial Measures
Revenues	$79.8	$80.3	(1%)	$79.9	—%
Operating expenses	$69.7	$67.5	3%	$67.1	4%
Operating income	$10.0	$12.8	(21%)	$12.8	(21%)
Operating margin	12.6%	15.9%		16.0%
Net income attributable to common stockholders	$10.9	$12.4	(11%)	$12.4	(12%)
Earnings per share - diluted	$1.62	$1.45	12%	$1.87	(13%)
Weighted average shares outstanding - diluted	6.773	8.506	(20%)	6.627	2%

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$64.7	$62.4	4%	$64.0	1%
Operating expenses, as adjusted	$51.2	$47.2	9%	$45.9	12%
Operating income, as adjusted	$13.5	$15.2	(11%)	$18.2	(26%)
Operating margin, as adjusted	20.9%	24.4%		28.4%
Net income attributable to common stockholders, as adjusted	$8.6	$9.5	(10%)	$11.6	(26%)
Earnings per share - diluted, as adjusted	$1.16	$1.12	4%	$1.75	(34%)
Weighted average shares outstanding - diluted, as adjusted A	7.447	8.506	(12%)	6.627	12%

(1) See the information beginning on page 9 for a reconciliation to their most directly comparable U.S. GAAP measures and other important disclosures.
A Assumes conversion of preferred shares to common shares

Earnings Summary

The company presents U.S. GAAP earnings information and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented most accurately reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 9 of this earnings release.

Virtus Investment Partners, Inc. 2.

GAAP Results

Operating income decreased sequentially due to increased operating expenses as higher employment costs more than offset lower other operating expenses. First quarter other operating expenses included acquisition and integration costs of $1.6 million, which consist of professional fees and other expenses. These costs relate to the pending acquisition of RidgeWorth Investments, a multi-manager with $42.3 billion of total assets under management at March 31, 2017 that include $35.7 billion of long-term assets and $6.6 billion of liquidity products. The company currently expects to close the RidgeWorth acquisition by the end of the second quarter.
Earnings per diluted common share of $1.62 decreased from $1.87 in the fourth quarter. First quarter earnings per share included $0.71 of unrealized gains on investments, a ($0.48) impact from equity issuances, ($0.45) of specific employment expenses, and ($0.15) of acquisition and integration costs. Fourth quarter earnings per share included a $0.65 benefit from the release of a deferred tax asset valuation allowance related to realized capital losses, ($0.49) of unrealized losses on investments, and ($0.31) of acquisition and integration costs.
The effective tax rate of 24 percent included the release of a $2.0 million net valuation allowance related to marketable securities and $0.3 million of excess tax benefits related to stock-based compensation.
Non-GAAP Results
Revenues, as adjusted, increased 1 percent sequentially, as higher average assets were offset by the impact of two fewer days in the quarter, and 4 percent over the prior-year quarter. Operating expenses, as adjusted, increased sequentially due to higher employment expenses, as adjusted, which reflect $4.9 million of specific expenses, including $3.4 million of seasonal compensation expenses, primarily payroll taxes, and $1.5 million of incremental incentive compensation primarily related to efforts associated with the RidgeWorth transaction. Other operating expenses, as adjusted, decreased 7 percent sequentially on lower marketing and product-related costs.
Operating income, as adjusted, and the related margin were $13.5 million and 20.9 percent, respectively, compared with $18.2 million and 28.4 percent in the sequential quarter. Excluding the $4.9 million of specific employment expenses, operating income, as adjusted, and the related margin were $18.4 million and 28.4 percent, respectively.
Net income attributable to common stockholders, as adjusted, of $1.16 per diluted common share included ($0.41) of specific employment expenses and ($0.24) related to the higher share count following the January equity issuances in connection with the pending RidgeWorth acquisition.
The effective tax rate, as adjusted, of 39 percent was relatively unchanged from prior periods.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

Asset Flows and Assets Under Management
(in billions)

	Three Months Ended			Three Months Ended
	3/31/2017	3/31/2016	Change	12/31/2016	Change
Ending assets under management	$48.0	$45.7	5%	$45.4	6%
Average assets under management	$46.4	$45.7	2%	$45.3	2%
Gross sales	$3.3	$2.8	15%	$2.6	24%
Net flows	$0.5	$(2.6)	N/M	$(0.4)	N/M

N/M - Not Meaningful

Assets under management of $48.0 billion at March 31, 2017 increased $2.7 billion, or 6 percent, from December 31, 2016, due to market appreciation and positive net flows, and $2.4 billion, or 5 percent, from March 31, 2016 on market appreciation.

Total sales of $3.3 billion increased 24 percent sequentially and 15 percent from the prior-year quarter. The sequential-quarter increase reflects higher sales in open-end funds, separately managed accounts (SMAs), and exchange traded funds (ETFs), while the year-over-year change includes higher sales in SMAs, ETFs, and institutional. The $0.4 billion sequential-quarter increase in mutual fund sales is primarily attributable to higher sales in the Multi-Sector Short Term Bond Fund, managed by Newfleet Asset Management, and the Small-Cap Sustainable Growth Fund, managed by Kayne Anderson Rudnick Investment Management.1

Net flows were positive $0.5 billion, an improvement from ($0.4) billion in the fourth quarter and ($2.6) billion in the prior-year quarter reflecting improved net flows in all product categories. Mutual fund net flows in the first quarter were ($0.1) billion compared with ($0.7) billion in the fourth quarter and ($2.6) billion in the prior-year quarter. The sequential-quarter change reflects higher sales and lower redemptions while the year-over-year improvement is due primarily to lower redemptions in emerging markets and domestic equity strategies.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Balance Sheet Highlights (Unaudited)
(in millions)

	As of			As of
	3/31/2017	3/31/2016	Change	12/31/2016	Change
Cash and cash equivalents	$235.9	$50.4	368%	$64.6	265%
Seed investments (1)	174.8	280.9	(38%)	180.1	(3%)
Investments - other (2)	30.7	51.2	(40%)	29.1	5%
Total - cash and investments	$441.4	$382.5	15%	$273.8	61%

Deferred taxes, net	$45.7	$49.1	(7%)	$47.5	(4%)
Dividends payable	$6.0	$4.2	43%	$3.5	71%
Debt	$—	$—	—%	$30.0	N/M
Total equity attributable to stockholders	$552.4	$505.6	9%	$321.7	72%

Working capital (3)	$224.8	$59.1	280%	$27.7	N/M

Ending common shares outstanding	6.989	8.260	(15%)	5.889	19%
Ending preferred shares outstanding, as converted (4)	1.045	—	N/M	—	N/M
Ending common shares outstanding, as adjusted (4)	8.035	8.260	(3%)	5.889	36%

(1) Represents the company’s investments in sponsored investment products including consolidated sponsored investment products (CSIPs), net of noncontrolling interests. For the periods ending March 31, 2017, March 31, 2016, and December 31, 2016, net assets of CSIPs represent $155.6 million, $272.5 million, and $150.0 million of total assets, $2.8 million, $20.2 million, and $4.1 million of total liabilities, and $45.0 million, $40.4 million, and $37.3 million of redeemable noncontrolling interests, respectively.
(2) Represents investments that are not related to the company’s seed investments, including sponsored [mutual funds] and an investment in a company-managed CLO, which is a consolidated investment product (CIP). For the periods ended March 31, 2017, March 31, 2016, and December 31, 2016, the CIP consisted of $373.7 million, $202.7 million, and $367.0 million of total assets and $346.6 million, $162.0 million, and $341.3 million of total liabilities, respectively.
(3) Defined as cash and investments plus accounts receivable, net, less seed capital investments, a company-managed CLO, accrued compensation and benefits, accounts payable and accrued liabilities, and dividends payable
(4) Assumes conversion of preferred shares to common shares at period end
N/M - Not Meaningful

During the quarter, the company finalized the financing for the pending RidgeWorth acquisition by issuing 1.0 million shares of common stock and 1.2 million shares of mandatory convertible preferred stock for net proceeds of $221.4 million. The preferred shares, which carry a 7.25 percent dividend, automatically convert into common shares on February 1, 2020, at a price between $110.00 per share and $132.00 per share.
In March, the company priced a $260.0 million seven-year term loan, with a variable rate of interest, that will be drawn at the closing of the RidgeWorth acquisition. In addition to the term loan, the company established a $100.0 million five-year revolving credit facility.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Virtus Investment Partners management will host an investor conference call on Friday, April 28, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com or by telephone at 877-930-7765 if calling from within the U.S. or 253-336-7413 if calling from outside the U.S. (Conference ID: 12975698). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through May 5, 2017 by telephone at 855-859-2056 if calling from within the U.S. or 404-537-3406 if calling from outside the U.S. (Conference ID: 12975698).

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliates include Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, and Virtus ETF Solutions. Additional information can be found at www.virtus.com.

Contacts

Jeanne Hess, Investor Relations (860) 263-4730 jeanne.hess@virtus.com	Joe Fazzino, Media Relations (860) 263-4725 joe.fazzino@virtus.com

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2017	3/31/2016	Change	12/31/2016	Change
Revenues
Investment management fees	$59,271	$57,644	3%	$58,996	—%
Distribution and service fees	10,783	12,478	(14%)	11,489	(6%)
Administration and transfer agent fees	8,981	9,998	(10%)	9,176	(2%)
Other income and fees	741	175	323%	189	292%
Total revenues	79,776	80,295	(1%)	79,850	—%
Operating Expenses
Employment expenses	39,641	35,977	10%	33,457	18%
Distribution and other asset-based expenses	15,323	18,101	(15%)	16,136	(5%)
Other operating expenses	13,226	10,765	23%	15,660	(16%)
Other operating expenses of consolidated sponsored investment products	577	1,133	(49%)	488	18%
Other operating expenses of consolidated investment product	65	56	16%	23	183%
Depreciation and other amortization	664	862	(23%)	700	(5%)
Amortization expense	233	651	(64%)	603	(61%)
Total operating expenses	69,729	67,545	3%	67,067	4%
Operating Income	10,047	12,750	(21%)	12,783	(21%)
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	297	(658)	N/M	1,398	(79%)
Realized and unrealized gain (loss) on investments of consolidated sponsored investment products, net	3,726	295	N/M	(3,110)	N/M
Realized and unrealized gain (loss) of consolidated investment product, net	718	2,235	(68%)	(4,030)	N/M
Other income, net	646	228	183%	626	3%
Total other income (expense), net	5,387	2,100	157%	(5,116)	N/M
Interest Income (Expense)
Interest expense	(243)	(132)	(84%)	(290)	16%
Interest and dividend income	188	273	(31%)	630	(70%)
Interest and dividend income of investments of consolidated sponsored investment products	1,495	2,961	(50%)	1,488	—%
Interest income of consolidated investment product	4,161	2,206	89%	4,058	3%
Interest expense of consolidated investment product	(2,857)	(732)	(290%)	(1,104)	(159%)
Total interest income, net	2,744	4,576	(40%)	4,782	(43%)
Income Before Income Taxes	18,178	19,426	(6%)	12,449	46%
Income tax expense	4,433	7,556	(41%)	532	N/M
Net Income	13,745	11,870	16%	11,917	15%
Noncontrolling interests	(718)	493	N/M	509	N/M
Net Income Attributable to Stockholders	13,027	12,363	5%	12,426	5%
Preferred stockholder dividends	(2,084)	—	N/M	—	N/M
Net Income Attributable to Common Stockholders	$10,943	$12,363	(11%)	$12,426	(12%)
Earnings Per Share - Basic	$1.67	$1.48	13%	$1.94	(14%)
Earnings Per Share - Diluted	$1.62	$1.45	12%	$1.87	(13%)
Cash Dividends Declared Per Preferred Share	$1.81	$—	N/M	$—	N/M
Cash Dividends Declared Per Common Share	$0.45	$0.45	—%	$0.45	—%
Weighted Average Shares Outstanding - Basic	6,542	8,344	(22%)	6,413	2%
Weighted Average Shares Outstanding - Diluted	6,773	8,506	(20%)	6,627	2%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017
By product (period end):
Open-End Funds (1)	$26,536.0	$24,813.8	$25,266.4	$23,432.8	$24,716.8
Closed-End Funds	6,543.6	6,959.6	6,887.3	6,757.4	6,814.3
Exchange Traded Funds	353.6	399.4	460.6	596.8	863.3
Separately Managed Accounts (2)	7,021.1	7,407.2	7,924.8	8,473.5	9,312.1
Institutional Accounts (2)	5,196.9	5,589.7	6,000.4	6,105.8	6,313.3
Total	$45,651.2	$45,169.7	$46,539.5	$45,366.3	$48,019.8

By product (average) (3)
Open-End Funds (1)	$27,295.9	$25,537.7	$25,149.9	$24,223.1	$24,157.6
Closed-End Funds	6,152.3	6,659.9	6,853.4	6,668.9	6,786.1
Exchange Traded Funds	337.1	371.9	426.0	490.1	759.2
Separately Managed Accounts (2)	6,768.4	7,015.0	7,413.6	7,898.6	8,463.6
Institutional Accounts (2)	5,112.4	5,223.9	5,687.6	6,015.0	6,206.5
Total	$45,666.1	$44,808.4	$45,530.5	$45,295.7	$46,373.0

By asset class (period end):
Equity	$27,061.4	$26,206.9	$26,669.5	$25,822.3	$27,990.5
Fixed Income	14,994.2	15,450.6	15,756.8	15,523.6	15,908.7
Alternatives (4)	3,091.0	3,056.8	3,691.6	3,548.3	3,622.4
Other (5)	504.6	455.4	421.6	472.1	498.2
Total	$45,651.2	$45,169.7	$46,539.5	$45,366.3	$48,019.8

Assets Under Management - Average Net Management Fees Earned (6)
(In basis points)

	Three Months Ended
	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017
Open-End Funds (1)	47.3	49.4	50.1	50.5	50.5
Closed-End Funds	65.4	65.4	65.9	66.5	66.2
Exchange Traded Funds	34.6	36.2	32.4	24.6	31.7
Separately Managed Accounts (2)	56.1	55.2	53.2	52.8	53.9
Institutional Accounts (2)	36.7	36.2	41.5	37.2	36.8
All Products	49.7	51.1	51.8	51.2	51.3

(1) Includes assets under management of retail and variable insurance funds
(2) Includes assets under management related to option strategies
(3) Averages are calculated as follows:
- Funds - average daily or weekly balances
- Separately Managed Accounts - prior quarter ending balance or average of month-end balances in quarter
- Institutional Accounts - average of month-end balances in quarter
(4) Consists of real estate securities, master-limited partnerships and other
(5) Consists of option strategies
(6) Represents net investment management fees divided by average assets. Net investment management fees are investment management fees, as adjusted, less fees paid to third party service providers for investment management related services, which impacted the fee rate in the three months ended March 31, 2017 for Open-End Funds and All Products by 1.1 and 0.7 basis points, respectively.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Asset Flows by Product
(In millions)

	Three Months Ended					Three Months Ended
	3/31/2016	6/30/2016	9/30/2016	12/31/2016	3/31/2017	3/31/2016	3/31/2017
Open-End Funds (1)
Beginning balance	$28,882.1	$26,536.0	$24,813.8	$25,266.4	$23,432.8	$28,882.1	$23,432.8
Inflows	2,193.4	1,351.9	1,882.5	1,642.3	2,032.7	2,193.4	2,032.7
Outflows	(4,794.3)	(3,799.8)	(2,139.4)	(2,384.2)	(2,134.7)	(4,794.3)	(2,134.7)
Net Flows	(2,600.9)	(2,447.9)	(256.9)	(741.9)	(102.0)	(2,600.9)	(102.0)
Market performance	295.9	887.5	736.5	(1,021.2)	1,444.5	295.9	1,444.5
Other (2)	(41.1)	(161.8)	(27.0)	(70.5)	(58.5)	(41.1)	(58.5)
Ending balance	$26,536.0	$24,813.8	$25,266.4	$23,432.8	$24,716.8	$26,536.0	$24,716.8

Closed-End Funds
Beginning balance	$6,222.3	$6,543.6	$6,959.6	$6,887.3	$6,757.4	$6,222.3	$6,757.4
Inflows	—	—	—	—	—	—	—
Outflows	—	(103.3)	—	—	(81.6)	—	(81.6)
Net Flows	—	(103.3)	—	—	(81.6)	—	(81.6)
Market performance	421.3	481.7	(63.3)	(44.8)	280.8	421.3	280.8
Other (2)	(100.0)	37.6	(9.0)	(85.1)	(142.3)	(100.0)	(142.3)
Ending balance	$6,543.6	$6,959.6	$6,887.3	$6,757.4	$6,814.3	$6,543.6	$6,814.3

Exchange Traded Funds
Beginning balance	$340.8	$353.6	$399.4	$460.6	$596.8	$340.8	$596.8
Inflows	62.3	52.8	66.9	200.8	265.7	62.3	265.7
Outflows	(33.8)	(20.8)	(19.6)	(50.6)	(23.0)	(33.8)	(23.0)
Net Flows	28.5	32.0	47.3	150.2	242.7	28.5	242.7
Market performance	(13.6)	17.4	19.4	(2.9)	34.6	(13.6)	34.6
Other (2)	(2.1)	(3.6)	(5.5)	(11.1)	(10.8)	(2.1)	(10.8)
Ending balance	$353.6	$399.4	$460.6	$596.8	$863.3	$353.6	$863.3

Separately Managed Accounts (3)
Beginning balance	$6,784.4	$7,021.1	$7,407.2	$7,924.8	$8,473.5	$6,784.4	$8,473.5
Inflows	399.2	444.2	516.1	466.0	689.2	399.2	689.2
Outflows	(364.3)	(314.6)	(182.0)	(296.0)	(297.9)	(364.3)	(297.9)
Net Flows	34.9	129.6	334.1	170.0	391.3	34.9	391.3
Market performance	210.8	246.5	189.9	376.3	453.8	210.8	453.8
Other (2)	(9.0)	10.0	(6.4)	2.4	(6.5)	(9.0)	(6.5)
Ending balance	$7,021.1	$7,407.2	$7,924.8	$8,473.5	$9,312.1	$7,021.1	$9,312.1

Institutional Accounts (3)(4)
Beginning balance	$5,155.7	$5,196.9	$5,589.7	$6,000.4	$6,105.8	$5,155.7	$6,105.8
Inflows	186.2	541.2	612.5	321.7	277.7	186.2	277.7
Outflows	(276.6)	(305.5)	(252.4)	(275.1)	(208.6)	(276.6)	(208.6)
Net Flows	(90.4)	235.7	360.1	46.6	69.1	(90.4)	69.1
Market performance	148.4	153.6	60.3	70.4	148.6	148.4	148.6
Other (2)	(16.8)	3.5	(9.7)	(11.6)	(10.2)	(16.8)	(10.2)
Ending balance	$5,196.9	$5,589.7	$6,000.4	$6,105.8	$6,313.3	$5,196.9	$6,313.3

Total
Beginning balance	$47,385.3	$45,651.2	$45,169.7	$46,539.5	$45,366.3	$47,385.3	$45,366.3
Inflows	2,841.1	2,390.1	3,078.0	2,630.8	3,265.3	2,841.1	3,265.3
Outflows	(5,469.0)	(4,544.0)	(2,593.4)	(3,005.9)	(2,745.8)	(5,469.0)	(2,745.8)
Net Flows	(2,627.9)	(2,153.9)	484.6	(375.1)	519.5	(2,627.9)	519.5
Market performance	1,062.8	1,786.7	942.8	(622.2)	2,362.3	1,062.8	2,362.3
Other (2)	(169.0)	(114.3)	(57.6)	(175.9)	(228.3)	(169.0)	(228.3)
Ending balance	$45,651.2	$45,169.7	$46,539.5	$45,366.3	$48,019.8	$45,651.2	$48,019.8

(1) Includes assets under management of retail and variable insurance funds
(2) Represents open-end and closed-end mutual fund distributions, net of reinvestments, net flows of cash management strategies, net flows from non-sales related activities such as asset acquisitions/(dispositions), marketable securities investments/(withdrawals), and the impact on assets from the use of leverage
(3) Includes assets under management related to option strategies
(4) Includes assets under management related to structured products

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Non-GAAP Information and Reconciliations
(In thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	3/31/2017	3/31/2016	12/31/2016
Total revenues, GAAP	$79,776	$80,295	$79,850
Distribution and other asset-based expenses (1)	(15,323)	(18,101)	(16,136)
Consolidated products revenues (2)	286	209	329
Total revenues, as adjusted	$64,739	$62,403	$64,043

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	3/31/2017	3/31/2016	12/31/2016
Total operating expenses, GAAP	$69,729	$67,545	$67,067
Distribution and other asset-based expenses (1)	(15,323)	(18,101)	(16,136)
Consolidated products expenses (2)	(642)	(1,189)	(511)
Amortization of intangible assets (3)	(233)	(651)	(603)
Restructuring and severance (4)	—	—	—
Acquisition and integration expenses (6)	(1,629)	—	(3,347)
Other (7)	(669)	(414)	(611)
Total operating expenses, as adjusted	$51,233	$47,190	$45,859

Reconciliation of Operating Income, GAAP to Operating Income, as Adjusted:

	Three Months Ended
	3/31/2017	3/31/2016	12/31/2016
Operating income, GAAP	$10,047	$12,750	$12,783
Consolidated products earnings (2)	928	1,398	840
Amortization of intangible assets (3)	233	651	603
Restructuring and severance (4)	—	—	—
Acquisition and integration expenses (6)	1,629	—	3,347
Other (7)	669	414	611
Operating income, as adjusted	$13,506	$15,213	$18,184

Operating margin, GAAP	12.6%	15.9%	16.0%
Operating margin, as adjusted	20.9%	24.4%	28.4%

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Reconciliation of Net Income Attributable to Common Stockholders, GAAP to Net Income Attributable to Common
Stockholders, as Adjusted:

	Three Months Ended
	3/31/2017	3/31/2016	12/31/2016
Net income attributable to common stockholders, GAAP	$10,943	$12,363	$12,426
Amortization of intangible assets, net of tax (3)	143	401	376
Restructuring and severance, net of tax (4)	—	—	—
Seed capital and CLO investments earnings/(losses), net of tax (5)	(5,679)	(3,497)	(3,670)
Acquisition and integration expenses, net of tax (6)	1,001	—	2,087
Other, net of tax (7)	2,209	255	381
Net income attributable to common stockholders, as adjusted	$8,617	$9,522	$11,600

Weighted Average Shares Outstanding - Basic	6,542	8,344	6,413
Weighted Average Shares Outstanding - Diluted	6,773	8,506	6,627
Weighted Average Shares Outstanding - Basic, as adjustedA	7,217	8,344	6,413
Weighted Average Shares Outstanding - Diluted, as adjusted A	7,447	8,506	6,627

Earnings Per Share - Basic, GAAP	$1.67	$1.48	$1.94
Earnings Per Share - Diluted, GAAP	$1.62	$1.45	$1.87

Earnings Per Share - Basic, as adjusted	$1.19	$1.14	$1.81
Earnings Per Share - Diluted, as adjusted	$1.16	$1.12	$1.75
A Assumes conversion of preferred shares to common shares

Reconciliation of Income Before Taxes, GAAP to Income Before Taxes, as Adjusted:

	Three Months Ended
	3/31/2017	3/31/2016	12/31/2016
Income before taxes, GAAP	$18,178	$19,426	$12,449
Consolidated products (earnings)/losses(2)	(718)	493	509
Amortization of intangible assets (3)	233	651	603
Restructuring and severance (4)	—	—	—
Seed capital and CLO investments (earnings)/losses (5)	(5,967)	(5,542)	1,084
Acquisition and integration expenses (6)	1,629	—	3,347
Other (7)	669	414	611
Income before taxes, as adjusted	$14,024	$15,442	$18,603

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

Reconciliation of Income Tax Expense, GAAP to Income Tax Expense, as Adjusted:

	Three Months Ended
	3/31/2017	3/31/2016	12/31/2016
Income tax expense, GAAP	$4,433	$7,556	$532
Tax impact of:
Amortization of intangible assets	90	250	227
Restructuring and severance	—	—	—
Seed capital and CLO investments earnings/(losses)	(288)	(2,045)	4,754
Acquisition and integration expenses	628	—	1,260
Other	544	159	230
Income tax expense, as adjusted	$5,407	$5,920	$7,003

Effective tax rate, GAAPA	24.4%	38.9%	4.3%
Effective tax rate, as adjustedB	38.6%	38.3%	37.6%
A Reflects Income tax expense, GAAP, divided by Income before taxes, GAAP
B Reflects Income tax expense, as adjusted, divided by Income before taxes, as adjusted

Reconciliation of Investment Management Fees, GAAP to Investment Management Fees, as Adjusted:

	Three Months Ended
	3/31/2017	3/31/2016	12/31/2016
Investment management fees, GAAP	$59,271	$57,644	$58,996
Consolidated products fees (2)	242	91	283
Investment management fees, as adjusted	$59,513	$57,735	$59,279

Reconciliation of Administration and Transfer Agent Fees, GAAP to Administration and Transfer Agent Fees, as
Adjusted:

	Three Months Ended
	3/31/2017	3/31/2016	12/31/2016
Administration and transfer agent fees, GAAP	$8,981	$9,998	$9,176
Consolidated products fees (2)	34	94	35
Administration and transfer agent fees, as adjusted	$9,015	$10,092	$9,211

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	3/31/2017	3/31/2016	12/31/2016
Employment expenses, GAAP	$39,641	$35,977	$33,457
Employment expenses, as adjusted	$39,641	$35,977	$33,457

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	3/31/2017	3/31/2016	12/31/2016
Other operating expenses, GAAP	$13,226	$10,765	$15,660
Acquisition and integration expenses (6)	(1,629)	—	(3,347)
Other (7)	(669)	(414)	(611)
Other operating expenses, as adjusted	$10,928	$10,351	$11,702

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12.

Notes to Reconciliations:

1.
Distribution and other asset-based expenses - Primarily payments to third-party distribution partners for providing services to investors in our sponsored funds and payments to third-party service providers for investment management-related services. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize intermediary distribution partners or third-party service providers.

2.
Consolidated investment products - Revenues and expenses generated by operating activities of majority owned seed capital related mutual funds and CLOs. Management believes that excluding these operating activities to reflect revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing client assets.

3.
Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

4.
Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses, and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.

5.
Seed capital and CLO investments earnings/(losses) - Gains and losses (realized and unrealized), dividends and interest income generated by seed capital and CLO investments. Earnings or losses generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

6.
Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, professional fees and financing fees. Integration expenses include costs incurred that are directly attributable to combining the businesses, including compensation, restructuring and severance charges, professional fees, consulting fees and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

7.
Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. In addition, it includes income tax expense/(benefit) items, such as adjustments for uncertain tax positions, valuation allowances and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13.

Components of Other for the respective periods are shown in the table below:

	Three Months Ended
Other (in thousands)	3/31/2017	3/31/2016	12/31/2016
System transition expenses	$669	$414	$611
Tax impact of system transition expenses	(258)	(159)	(230)
Discrete tax adjustments	(286)	—	—
Preferred stockholder dividends	2,084	—	—
Total Other	$2,209	$255	$381

Definitions:

Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP revenues in that they are reduced by distribution and other asset-based expenses that are generally passed through to external parties, and exclude the impact of consolidated sponsored investment products.

Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations attributable to stockholders. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the impact of consolidated sponsored investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.

Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.

Earnings per share, as adjusted, represent net income attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, on either a basic or diluted basis.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14.

1Please carefully consider a fund’s investment objectives, risks, charges, and expenses before investing. For this and other information about any Virtus mutual fund, call 1-800-243-4361, or visit Virtus.com for a prospectus or summary prospectus. Read it carefully before investing.

Virtus Mutual Funds are distributed by VP Distributors, LLC, member, FINRA and subsidiary of Virtus Investment Partners, Inc.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, our ability to expand distribution and product offerings, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and
Results of Operations” in our 2016 Annual Report on Form 10-K as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) the withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to our reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) the inability to attract and retain key personnel; (f) challenges from the competition we face in our business; (g) adverse regulatory and legal developments; (h) unfavorable changes in tax laws or limitations; (i) adverse developments related to unaffiliated subadvisers; (j) negative implications of changes in key distribution relationships; (k) interruptions in or failure to provide service by third parties; (l) volatility associated with our common stock; (m) adverse civil litigation and government investigations or proceedings; (n) the risk of loss on our investments; (o) the inability to make quarterly distributions; (p) the lack of sufficient capital on satisfactory terms; (q) liabilities and losses not covered by insurance; (r) the inability to satisfy financial covenants; (s) the failure to complete the acquisition of RidgeWorth; (t) the inability to achieve expected acquisition-related financial benefits and synergies; and other risks and uncertainties described in our 2016 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity, or which may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.
The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com